Exhibit 10.5

DELL TECHNOLOGIES INC.

SECOND AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT

Dated as of December 25, 2018

TABLE OF CONTENTS

i

ANNEXES

ANNEX A – FORM OF JOINDER AGREEMENT

ANNEX B – FORM OF SPOUSAL CONSENT

ANNEX C – FORM OF PUT NOTICE

ii

DELL TECHNOLOGIES INC.

SECOND AMENDED AND RESTATED

MANAGEMENT STOCKHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT is made as of December 25, 2018, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)

Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire Common Stock (as defined herein), the “MD Stockholders”);

(b)

Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, and together with their respective Permitted Transferees that acquire Common Stock, the “SLP Stockholders,” and together with the MD Stockholders, the “Sponsor Stockholders”); and

(c)	the Management Stockholders (as defined herein).

WHEREAS, certain of the parties are party to that certain Management Stockholders Agreement, dated as of October 29, 2013 and amended by Amendment No. 1 thereto dated as of July 14, 2014, Amendment No. 2 thereto dated as of July 21, 2014, and Amendment No. 3 thereto dated as of August 28, 2015 (the “Original Agreement”), as further amended and restated by that certain Amended and Restated Management Stockholders Agreement, dated as of September 7, 2016 (the “First Restated Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement and the consummation of the Merger, the Company, the MD Stockholders and the SLP Stockholders wish to amend the First Restated Agreement to make certain changes to the rights and obligations of the Company, the MD Stockholders, the MSD Partners Stockholders, SLP Stockholders and the Management Stockholders under the First Restated Agreement;

WHEREAS, pursuant to, and subject to the terms and conditions set forth in, Section 5.9 of that certain MSD Partners Stockholders Agreement, dated as of the date hereof, the Company, the MSD Partners Stockholders and the MSD Partners Co-Investors (as defined therein) parties thereto agreed to terminate the rights and obligations of the MSD Partners Stockholders and the MSD Partners Co-Investors under the First Amended Agreement; and

WHEREAS, the undersigned parties desire to amend and restate the First Restated Agreement as set forth herein pursuant to Section 7.7 of the First Restated Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the First Restated Agreement is, as of the effectiveness of this Agreement pursuant to Section 7.19, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“90% Owner” means, as of any measurement date, the beneficial owners of at least ninety percent (90%) of all issued and outstanding shares of Common Stock as of such date.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries (including VMware and its subsidiaries) and its other controlled Affiliates shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 7.13, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Aggregate Cap” has the meaning ascribed to such term in Section 4.3(b).

“Agreement” means this Second Amended and Restated Management Stockholders Agreement (including the schedules, annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Applicable Employee” means (i) with respect to any Management Stockholder that is or was an employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries, such employee, Non-Sponsor Director or consultant and (ii) with respect to any Management Stockholder that is not and was not an employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries, the current or former employee, Non-Sponsor Director or consultant of the Company or any of its Subsidiaries with respect to whom such Management Stockholder is an Affiliate or a Permitted Transferee on or after the date of this Agreement. For purposes of this definition of “Applicable Employee,” the term “Subsidiary” shall include VMware and its subsidiaries.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 7.15, no party hereto shall be deemed to beneficially own any securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Cause” shall, with respect to the Applicable Employee of any Management Stockholder, either (i) have the meaning ascribed to such term in the Company Award (whether or not then-outstanding) that was entered into with such Applicable Employee prior to July 1, 2018, or (ii) if no such Company Award exists or has existed or if “Cause” is not defined therein, then Cause shall mean: (A) a violation (x) by the Applicable Employee of such Management Stockholder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) of any other restrictive covenant by which the Applicable Employee of such Management Stockholder is bound; (B) an act or omission by the Applicable Employee of such Management Stockholder resulting in the Applicable Employee of such Management Stockholder being charged with a criminal offense which constitutes a felony or involves moral turpitude or dishonesty; (C) conduct by the Applicable Employee of such Management Stockholder which constitutes gross neglect, insubordination, willful misconduct, or a breach of the Code of Conduct or a fiduciary duty to the Company, any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries) or the stockholders of the Company; or (D) a determination by the senior management of the Company that the Applicable Employee of such Management Stockholder violated state or federal law relating to the workplace environment, including, without limitation, laws relating to sexual harassment or age, sex, race, or other prohibited discrimination. Thus, and for the avoidance of doubt, for purposes of this Agreement, if a Cause definition is specified in a Company Award granted to the

Applicable Employee of the Management Stockholder prior to July 1, 2018, then the Cause definition in clause (i) of the immediately preceding sentence will apply and the Cause definition in clause (ii) of the immediately preceding sentence shall not apply. No Company Award granted to the Applicable Employee of a Management Stockholder after July 1, 2018, shall be conditioned upon (nor implement in any way) the retroactive application of a Cause definition to any Company Awards granted to the Applicable Employee prior to July 1, 2018 (or Shares issued or issuable thereunder, regardless of the date of issuance), or any other Shares issued to the Management Stockholder prior to July 1, 2018.

“Change in Control” means the occurrence of any one or more of the following events: (i) the sale or disposition, in one or a series of related transactions, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Sponsor Stockholders or any of their respective Affiliates or to any “group” in which any of the foregoing is a member of all or substantially all of the consolidated assets of the Company; (ii) any “person” or “group” other than the Sponsor Stockholders or any of their respective Affiliates or any “group” in which any of the foregoing is a member, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding shares of Common Stock, excluding as a result of any merger or consolidation that does not constitute a Change in Control pursuant to clause (iii); (iii) any merger or consolidation of the Company with or into any other person unless the holders of the Common Stock immediately prior to such merger or consolidation beneficially own a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or (iv) prior to an IPO, the Sponsor Stockholders and their respective Affiliates cease to have the ability to cause the election of that number of members of the Board who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the Board and any “person” or “group,” other than the Sponsor Stockholders and their respective Affiliates or any “group” in which any of the foregoing is a member, beneficially owns outstanding voting stock representing a greater percentage of voting power with respect to the general election of members of the Board than the shares of outstanding voting stock of the Sponsor Stockholders and their respective Affiliates collectively beneficially own.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference herein to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Code of Conduct” means Dell’s Code of Conduct, as amended or updated from time to time.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, and any other series or class of common stock of the Company.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Award” means an agreement between the Company or any of its Subsidiaries, on the one hand, and any Management Stockholder (or the Applicable Employee of such Management Stockholder), on the other hand, under which the Company or any of its Subsidiaries issues Shares, Company Stock Options, stock appreciation rights or restricted stock units (including performance-based restricted stock units) that correspond to Common Stock and/or Company Stock Options or other DTI Securities to such Management Stockholder; provided, that for the avoidance of doubt, no Share Rollover Agreement, RSU Rollover Agreement or Shares issued in respect thereof shall be deemed to be a Company Award hereunder. For purposes of this definition of “Company Award,” the term “Subsidiary” shall include VMware and its subsidiaries.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Confidential Information” has the meaning ascribed to such term in Section 5.2(a).

“Credit Agreement” means the Credit Agreement dated as of September 7, 2016, by and among Intermediate, Dell, Dell International L.L.C., a Delaware limited liability company, as the borrower, EMC, the banks and other financial institutions party thereto as lenders from time to time, and Credit Suisse AG, Cayman Islands Branch as Term Loan B Administrative Agent and Collateral Agent and JPMorgan Chase Bank, N.A. as Term Loan A Administrative Agent.

“Cure Period” has the meaning ascribed to such term in the definition of Good Reason.

“Dell” means Dell Inc., a Delaware corporation.

“Demand Registration” has the meaning ascribed to such term in the Registration Rights Agreement.

“Denali Acquiror” means Denali Acquiror Inc.

“Disability” means either (i) the inability of the Applicable Employee of a Management Stockholder to perform his or her duties and obligations for any ninety (90) days during a period of one hundred eighty (180) consecutive days due to mental or physical incapacity, as determined by a physician selected by the Board or (ii) being qualified to receive payments pursuant to any applicable employer-sponsored group long-term disability insurance benefit program in which such Applicable Employee participates.

“Disabling Event” has the meaning ascribed to such term in the MD Stockholders Agreement, dated as of the date hereof, as it may be amended from time to time.

“DTI Securities” means the Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company.

“Electing Tag-Along Seller” has the meaning ascribed to such term in Section 3.4(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means the Management Stockholders and any of their respective Permitted Transferees that acquire Transferable Shares.

“EMC” means EMC Corporation, a Massachusetts corporation and indirect wholly owned subsidiary of the Company.

“EMC Closing” means the closing of the EMC Merger pursuant to the EMC Merger Agreement.

“EMC Closing Date” means September 7, 2016.

“EMC Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 12, 2015, by and among the Company, Dell, Universal Acquisition Co., a Delaware corporation and direct wholly owned subsidiary of Dell, and EMC (as further amended, restated, supplemented or modified from time to time).

“Encumbrance” means any lien (statutory or other), pledge, charge, claim, encumbrance, security interest, option to purchase, mortgage, easement, lease, license, right of first refusal, preemptive right, transfer restriction, interest or claim, covenant, title defect or limitation, hypothecation, assignment, deposit arrangement or other encumbrance of any kind.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and any successor thereto. Reference herein to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Exempt Shares” means all Transferable Shares held by a Management Stockholder that (i) were vested and owned by such Management Stockholder on July 1, 2018, (ii) vested and/or were issued following July 1, 2018, and prior to the Closing Date, other than any such Transferable Shares acquired upon the exercise of Company Stock Options where such exercise occurred after July 1, 2018, (iii) were not acquired pursuant to a Company Award or (iv) were issued pursuant to the Merger Agreement as Class C Common Stock in exchange for Transferable Shares described in clause (i), (ii) or (iii) hereof.

“Fair Market Value” with respect to the Applicable Employee of any Management Stockholder (i) shall mean, if there should be a public market for the Class C Common Stock on the determination date, the closing price of a share of Class C Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Class C Common Stock is listed or admitted to trading, or if the Class C Common Stock is not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price for the Class C Common Stock on such date as quoted on any established U.S. interdealer quotation system on which such prices are regularly quoted) (a “Quotation System”), or, if no sale of the Class C Common Stock shall have been reported on the composite tape of any national securities exchange or quoted on a Quotation System on such date, then the immediately preceding date on which sales of the Class C Common Stock has been so reported or quoted shall be used; and (ii) if there should not be a public market for shares of Class C Common Stock on the determination date, then Fair Market Value (a) shall have the meaning ascribed to such term in a Company Award with such Applicable Employee, and (b) if no such Company Award exists or has existed or if “Fair Market Value” is not defined therein, then as of any date of determination, shall mean the fair market value of a Share as determined in good faith by the Board, based upon the most recent valuation of the shares of Common Stock performed by the Company’s independent valuation firm, as adjusted by the Board for changes to Fair Market Value from the date of such valuation to such date of determination. The valuations described in clause (b) of the immediately preceding sentence shall be performed by the Company’s independent valuation firm from time to time as determined by the Board in its sole discretion, but in any case, the Company shall obtain at least one such independent valuation as of the end of each fiscal quarter, which in each case shall be completed no later than 60 days following the end of the applicable fiscal quarter. If the last day of any such 60-day period is not a Business Day, such valuation shall be completed no later than the first Business Day following such 60-day period. Notwithstanding anything herein to the contrary, (1) the per share value of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be deemed to be the same, and (2) Fair Market Value shall be determined without any discounts for illiquidity and minority interests.

“First Restated Agreement” has the meaning ascribed to such term in the Recitals.

“Good Leaver” means the Applicable Employee of a Management Stockholder who (i) has, prior to the date of the applicable sale of Transferable Shares under Section 3.2(a), experienced a termination of employment or service with the Company and all of its Affiliates for Good Reason or without Cause or due to such Applicable Employee’s death, Disability or

Retirement, (ii) has not engaged in Repayment Behavior on or prior to the earlier of (x) the date of the applicable sale of Transferable Shares under Section 3.2(a) or (y) the one-year anniversary of such Applicable Employee’s date of termination of employment or service with the Company and all of its Affiliates, and (iii) if the Applicable Employee terminated due to Retirement, has not engaged in Post-Retirement Services on or prior to the earlier of (A) the date of the applicable sale of Transferable Shares under Section 3.2(a) or (B) the three-year anniversary of such Applicable Employee’s Retirement.

“Good Reason” shall, with respect to the Applicable Employee of any Management Stockholder, either (i) have the meaning ascribed to such term in an award agreement for a Company Award (whether or not then-outstanding) that was entered into with such Applicable Employee prior to July 1, 2018, or (ii) if no such Company Award exists or has existed or if “Good Reason” is not defined therein, then Good Reason shall mean: (A) a material reduction in such Applicable Employee’s base salary or (B) a change in such Applicable Employee’s principal place of work to a location of more than fifty (50) miles from his or her principal place of work immediately prior to such change; provided, that such Applicable Employee provides written notice to the Company of the existence of any such condition within ninety (90) days of such Applicable Employee having actual knowledge of the initial existence of such condition and the Company fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason pursuant to clause (ii) of the immediately preceding sentence, an Applicable Employee of a Management Stockholder must actually terminate employment no later than thirty (30) days following the end of such Cure Period, if the Good Reason condition remains uncured. Thus and for the avoidance of doubt, for purposes of this Agreement, if a Good Reason definition is specified in a Company Award granted to the Applicable Employee of the Management Stockholder prior to July 1, 2018, then the Good Reason definition in clause (i) of the first sentence in this paragraph will apply and the Good Reason definition in clause (ii) of the first sentence in this paragraph shall not apply. No Company Award granted to the Applicable Employee of a Management Stockholder after July 1, 2018, shall be conditioned upon (nor implement in any way) the retroactive application of a Good Reason definition to any Company Awards granted to the Applicable Employee prior to July 1, 2018 (or Shares issued or issuable thereunder, regardless of the date of issuance), or any other Shares issued to the Management Stockholder prior to July 1, 2018.

“Governmental Entity” has the meaning ascribed to such term in Section 5.2(b).

“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Individual Cap” means, with respect to any Management Stockholder or Management Stockholder Group, either (i) the “Individual Cap” as defined in an award agreement for a Company Award (whether or not then-outstanding) that was entered into with such Management Stockholder (or the Applicable Employee of such Management Stockholder or Management Stockholder Group) prior to July 1, 2018, or (ii) in the event that no such Company Award exists or has existed or “Individual Cap” is not defined in such Company

Award, (A) $2,000,000 or (B) beginning in the immediately succeeding fiscal year after the time MD and his Permitted Transferees have become a 90% Owner, $3,000,000. Thus and for the avoidance of doubt, for purposes of this Agreement, if the Individual Cap definition is specified in a Company Award granted to the Applicable Employee of the Management Stockholder prior to July 1, 2018, then the Individual Cap definition in clause (i) of the immediately preceding sentence shall apply and the Individual Cap definition in clause (ii) of the immediately preceding sentence shall not apply. No Company Award granted to the Applicable Employee of a Management Stockholder after July 1, 2018, shall be conditioned upon (nor implement in any way) the retroactive application of an Individual Cap to any Company Awards granted to the Applicable Employee prior to July 1, 2018 (or Shares issued or issuable thereunder, regardless of the date of issuance), or any other Shares issued to the Management Stockholder prior to July 1, 2018.

“Initiating Tag-Along Seller” means, collectively, any one or more Stockholders, acting jointly.

“Intermediate” means Denali Intermediate Inc., a wholly-owned subsidiary of the Company.

“IPO” means the consummation of an initial public offering that is registered under the Securities Act of Class C Common Stock.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.

“Legacy Shares” means Shares issued (i) prior to the EMC Closing or (ii) upon the exercise of Company Stock Options that were granted prior to the EMC Closing.

“Lock-up Lapse Date” means the date that is the 181st day after the Closing Date.

“Management Stockholders” means (i) all Stockholders other than the MD Stockholders and the SLP Stockholders and (ii) any other Person (other than the Company and the Sponsor Stockholders) who becomes a party hereto pursuant to, and in accordance with, Article VI hereof whether or not such Person is an employee, Non-Sponsor Director or consultant of the Company and/or its Affiliates. For the avoidance of doubt, each Management Stockholder shall continue to be a Management Stockholder notwithstanding the Applicable Employee of such Management Stockholder no longer being employed with or providing services to the Company or any of its Affiliates.

“Management Stockholder Group” means a Management Stockholder for so long as he, she or it holds DTI Securities and any of his, her or its Permitted Transferees for so long as they hold DTI Securities and have become parties to this Agreement as required pursuant to, and in accordance with, Article VI hereof.

“Management Stockholder Group Representative” has the meaning ascribed to such term in Section 7.17.

“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Immediate Family Member” means, with respect to any MD Stockholder that is a natural person, (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“MSD Partners Stockholders” has the meaning ascribed to such term in the MSD Partners Stockholders Agreement.

“MSD Partners Stockholders Agreement” means that certain MSD Partners Stockholders Agreement, dated as of December 25, 2018, among the Company, the MSD Partners Stockholders and the other parties thereto.

“Net Settlement Shares” means any Transferable Shares that were used to pay either (or both of) the aggregate exercise price for any Transferable Shares acquired on the exercise of Company Stock Options and/or the applicable tax withholding due in connection with the issuance of Shares upon the exercise or settlement of Company Awards (other than Post-Recapitalization Awards) in connection with a net share withholding process, in any such case, whether via having the Company withhold otherwise issuable Shares under the Company Award or having the Shares issuable upon vesting, exercise or settlement of the Company Award sold into the public market pursuant to a Company approved broker-assisted exercise or sale program.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Non-Sponsor Director” means any director who is not an Affiliate of the Sponsor Stockholders.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the Original Merger pursuant to the Original Merger Agreement.

“Original Merger” means the merger of Denali Acquiror and Dell pursuant to the Original Merger Agreement.

“Original Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 5, 2013, between the Company, Intermediate, Denali Acquiror and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Permitted Transferee” means:

(i) In the case of any Management Stockholder, the Applicable Employee of such Management Stockholder, any family trusts and other estate-planning vehicles controlled solely by the Applicable Employee of such Management Stockholder and with respect to which the sole beneficiaries are the Applicable Employee of such Management Stockholder and/or such Applicable Employee’s Immediate Family Members; provided, that any such transferee enters into a Joinder Agreement in the form of Annex A.

(ii) In the case of the MD Stockholders:

(A) MD, SLD Trust or any MD Immediate Family Member;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more MD Immediate Family Members or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clauses (ii)(A), (ii)(B) or (ii)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution.

(iii) In the case of the SLP Stockholders, (A) any of their respective controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such SLP Stockholders that remains such an Affiliate or affiliated private equity fund of such SLP Stockholders (which, for the avoidance of doubt, shall include any special purpose entity formed as part of a “fund-to-fund” transfer of all or a portion of such SLP Stockholder’s investment in the Company, provided that all of the investors in such special purpose entity are, at the time of such transfer, partners or stockholders of such Stockholder and such special purpose entity is managed by such SLP Stockholder or one of its Affiliates).

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder and (y) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Piggyback Registration” means an offering by the Company, pursuant to, and in accordance with, Section 2.5 of the Registration Rights Agreement.

“Post-Recapitalization Award” means all Company Awards issued on or after the Closing Date. No terms of any agreement reflecting a Post-Recapitalization Award or any Company Award granted to the Applicable Employee of a Management Stockholder after July 1, 2018, shall have the effect of adversely affecting the rights of the Management Stockholder with respect to any Company Awards (and Shares issued or issuable thereunder) and Shares issued to the Management Stockholder prior to July 1, 2018.

“Post-Retirement Services” shall, with respect to an Applicable Employee, have the meaning ascribed to such term in an agreement reflecting a Company Award (whether or not outstanding) with such Applicable Employee.

“Put Blackout Period” means the period during which the Company is prohibited under applicable securities laws, including Rule 14e-5 of the Exchange Act, from purchasing Put Shares or other DTI Securities.

“Put Date” has the meaning ascribed to such term in Section 4.1(a).

“Put Notice” has the meaning ascribed to such term in Section 4.2(a).

“Put Period” has the meaning ascribed to such term in Section 4.1(b).

“Put Price” has the meaning ascribed to such term in Section 4.1(c).

“Put Right” has the meaning ascribed to such term in Section 4.2(a).

“Put Shares” has the meaning ascribed to such term in Section 4.2(a).

“Put Termination Date” has the meaning ascribed to such term in Section 4.1(d).

“Quotation System” has the meaning ascribed to such term in the definition of“Fair Market Value.”

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Release Date” means the date that is the two-year anniversary of the Lock-up Lapse Date.

“Release Event” means the earlier to occur of (i) an IPO or (iii) the Release Date.

“Repayment Behavior” shall, with respect to an Applicable Employee, have the meaning ascribed to such term in an agreement reflecting a Company Award (whether or not outstanding) with such Applicable Employee.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.

“Repurchase Caps” has the meaning ascribed to such term in Section 4.3(b).

“Repurchase Limitations” has the meaning ascribed to such term in Section 4.3(a).

“Restricted Period” has the meaning ascribed to such term in Section 3.2(a).

“Retirement” means the voluntary termination of employment with the Company and all of its Affiliates by an Applicable Employee of a Management Stockholder without Good Reason at or above the age of sixty (60) and after having completed at least five (5) years of service with the Company and its Affiliates (or any other combination of such Applicable Employee’s age plus years of service completed (not less than five (5)) that is at least equal to sixty-five (65)).

“RSU Rollover Agreement” means, with respect to any Management Stockholder, the Letter Agreement, dated as of the date of the Original Closing, between the Company and such Management Stockholder, pursuant to which such Management Stockholder rolled over a portion of his or her Dell restricted stock units into Company restricted stock units, which resulted in the issuance of Shares upon their vesting.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended and any successor thereto. Reference herein to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Share Rollover Agreement” means, with respect to any Management Stockholder, the Letter Agreement, dated as of the date of the Original Closing, between the Company and such Management Stockholder, pursuant to which such Management Stockholder rolled over a portion of his or her Dell common equity into Shares.

“Shares” means shares of Class A Common Stock and/or Class C Common Stock.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Sponsor Holders” has the meaning ascribed to such term in the Registration Rights Agreement.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.4(a).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 3.4(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 3.4(a).

“transfer” has the meaning ascribed to such term in Section 3.1(a).

“Transferable Shares” means (i) vested Shares and (ii) solely with respect to Section 3.2(c), Section 3.4, and Article IV, the number of shares of Class C Common Stock issuable upon exercise of Company Stock Options that are fully vested and exercisable as of the relevant date of determination; provided, that for the avoidance of doubt, Company Stock Options are not Transferable Shares.

“Underwritten Shelf Take-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Management Stockholders. Each of the Management Stockholders hereby represents and warrants severally and not jointly to the MD Stockholders and the SLP Stockholders and to the Company as of the date of the Original Agreement (and in respect of Persons who became or become a party to this Agreement after the date of the Original Agreement, such Management Stockholder hereby represents and warrants to the MD Stockholders and the SLP Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a) Such Management Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Management Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Management Stockholder. This Agreement has been duly executed and delivered by such Management Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Management Stockholder of this Agreement, the performance by such Management Stockholder of its, his or her obligations hereunder by such Management Stockholder does not and will not violate (i) in the case of Management Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Management Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such Management Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Management Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Management Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such Management Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Restrictions on Transfers.

(a) Generally.

(i) No Management Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any Management Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities; provided, that a Management Stockholder may transfer (x) Transferable Shares or (y) solely with the prior written consent of the Board or the compensation committee of the Board, other DTI Securities, in each case, if and only if (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this Article III (including Section 3.2) and any other agreement applicable to the transfer of such Transferable Shares), (ii) the transferee (if other than (A) the Company or another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or (so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder) a transferee pursuant to Rule 144 under the Securities Act or (C) pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)) agrees to become a party to this Agreement pursuant to Article VI hereof and executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and (iii) in the case of a transfers to a natural person (if other than (A) another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or (so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder) a transferee pursuant to Rule 144 under the Securities Act or (C) pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Management Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and a Spousal Consent in the form attached hereto as Annex B.

(ii) Any purported transfer of DTI Securities or any interest in any DTI Securities by any Management Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Management Stockholder (or any of its Affiliates) and the Company, any Management Stockholder that proposes to transfer Transferable Shares in accordance with the terms and conditions hereof shall be responsible for any fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each Management Stockholder acknowledges that none of the Common Stock (except any shares of Class C Common Stock registered (1) on Form S-8 prior to the Closing Date, (2) in connection with the Merger or (3) after the Closing Date) has been registered under the Securities Act and such unregistered shares may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Management Stockholder agrees that it will not transfer any Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such Management Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Management Stockholder agrees it shall not be entitled to any certificate for any or all of the Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing Shares shall, unless Section 3.1(d)(ii) or Section 3.1(d)(iii) applies, bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SECOND AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 25, 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) Each certificate (or book-entry share) evidencing any Shares issued in a transaction registered under the Securities Act shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SECOND AMENDED AND RESTATED MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 25, 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

(iii) In the event that any or all of the paragraphs in the restrictive legends set forth in Section 3.1(d)(i) or Section 3.1(d)(ii) has ceased to be applicable, the Company shall provide any Management Stockholder, at his, her or its request, without any expense to such Management Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry shares) for such DTI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in Section 3.1(d)(ii) and in the first paragraph of the legend in Section 3.1(d)(i) shall cease and terminate only upon the termination of this Article III with respect to the Management Stockholder holding such DTI Securities).

(e) No Other Proxies or Voting Agreements. No Management Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any Person with respect to any DTI Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any Management Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities.

(f) Acknowledgement. Each Management Stockholder acknowledges and agrees that the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this Article III may adversely affect the proceeds received by such Management Stockholder in any sale, transfer or liquidation of any such DTI Securities, and as a result of such restrictions on transfer, it may not be possible for such Management Stockholder to liquidate all or any part of such Management Stockholder’s interest in DTI Securities at the time of such Management Stockholder’s choosing. Each Management Stockholder further acknowledges and agrees that none of the Company, the MD Stockholders and/or the SLP Stockholders shall have any liability to such Management Stockholder arising from, relating to or in connection with the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this Article III, except to the extent the Company, the MD Stockholders and/or the SLP Stockholders fails to comply with its obligations to such Management Stockholder pursuant to this Article III.

Section 3.2. Specified Restrictions on Transfers.

(a) Restrictions on Transfers During Restricted Period. Until a Release Event (and subject to any applicable lock-up or no transfer period in connection with an IPO that constitutes a Release Event) (the “Restricted Period”), no Management Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a Management Stockholder) may transfer any DTI Securities without the prior written consent of the Company, except transfers of:

(i) (A) Transferable Shares to the Company pursuant to, and in accordance with, Section 4.2, (B) any Net Settlement Shares withheld by the Company as described in the definition thereof (whether prior to, on or after the Lock-up Lapse Date) and (C) any Net Settlement Shares transferred on or after the Lock-up Lapse Date pursuant to a Company approved broker-assisted exercise or sale program;

(ii) On or after the Lock-up Lapse Date, sales of any Exempt Shares;

(iii) On or after the Lock-up Lapse Date, if the Applicable Employee of the Management Stockholder Group either (x) remains employed by or is providing services to the Company or its Affiliates or (y) is a Good Leaver, in each case under clauses (x) or (y) as of the date of the applicable sale, sales by such Management Stockholder Group of Transferable Shares into the public market in an amount that does not exceed the greatest of the following clauses (A) through (C), subject to clause (D):

(A) the amount remaining in the fiscal year in which such sale occurs under such Management Stockholder Group’s Individual Cap;

(B) an amount that, when aggregated with any Net Settlement Shares that were sold or withheld after July 1, 2018, and any prior sales of Transferrable Shares pursuant to this Section 3.2(a)(iii) that occur on or after the Closing Date, is equal to (1) 30% in the aggregate for all sales on or prior to the six-month anniversary of the Lock-up Lapse Date, (2) 50% in the aggregate for all sales on or prior to the one-year anniversary of the Lock-up Lapse Date, (3) 80% in the aggregate for all sales on or prior to the eighteen-month anniversary of the Lock-up Lapse Date, and (4) 100% in the aggregate for all sales after the eighteen-month anniversary of the Lock-up Lapse Date, in each case, of the outstanding shares of Class C Common Stock (whether vested or unvested) and (without duplication) shares of Class C Common Stock underlying Company Stock Options and other Company Awards (including restricted stock units) held by such Management Stockholder Group at the Closing Date that are not Exempt Shares; or

(C) an amount that, when aggregated with any prior sales of Transferable Shares pursuant to this Section 3.2(a)(iii) that occur on or after the Closing Date, is equal to the product of (x) (1) 30% in the aggregate for all sales on or prior to the six-month anniversary of the Lock-up Lapse Date, (2) 50% in the aggregate for all sales on or prior to the one-year anniversary of the Lock-up Lapse Date, (3) 80% in the aggregate for all sales on or prior to the eighteen-month anniversary of the Lock-up Lapse Date, and (4) 100% in the aggregate for all sales after the eighteen-month anniversary of the Lock-up Lapse Date, multiplied by (y) the sum of (I) the number of outstanding shares of Class C Common Stock (for the avoidance of doubt, excluding any unvested shares of Class C Common Stock, and shares of Class C Common Stock underlying unvested restricted stock units and any shares of Class C Common Stock issuable upon exercise of any vested or unvested options) held by such Management Stockholder Group on the Closing Date (other than Exempt Shares) plus, without duplication, (II) the number of shares of Class C Common Stock (other than Net Settlement Shares) acquired after the Closing Date pursuant to Company Awards (except Post-Recapitalization Awards), including, for the avoidance of doubt, any shares of Class C Common Stock acquired upon the vesting of restricted stock units or upon the exercise of options to acquire shares of Class C Common Stock and any outstanding shares of Class C Common Stock held by such Management Stockholder Group (in each case, other than in respect of Post-Recapitalization Awards and Net Settlement Shares) that are unvested on the Closing Date and vest after the Closing Date (other than Net Settlement Shares).

(D) For the avoidance of doubt, (1) any Exempt Shares that are sold will be deemed to be sold pursuant to Section 3.2(a)(ii) and not pursuant to Section 3.2(a)(iii) and (2) under no circumstances shall Net Settlement Shares be deemed to have been sold pursuant to clause (C) of Section 3.2(a)(iii). Thus, for example and for the avoidance of doubt, sales or other dispositions of Exempt Shares and Net Settlement Shares would be excluded in determining the number of Transferable Shares that may be sold pursuant to clause (C) of Section 3.2(a)(iii).

(iv) On or after the Lock-up Lapse Date, if the Applicable Employee of the Management Stockholder Group’s employment or service with the Company and its Affiliates has been terminated prior to such sale and such Applicable Employee is not a Good Leaver as of the date of such sale, sales by such Management Stockholder Group of Transferable Shares that do not constitute Exempt Shares into the public market, in an amount that, during each fiscal year of the Company, when aggregated with (A) all Transferable Shares sold during such fiscal year in any prior sales under clause (iii) above or this clause (iv) or repurchased by the Company during such fiscal year pursuant to the exercise of Put Rights under Section 4.2 and (B) all Net Settlement Shares withheld or sold during such fiscal year solely to pay the applicable required tax withholding due in connection with the exercise or vesting of a Company Award, but excluding Exempt Shares, does not exceed such Management Stockholder Group’s Individual Cap during any fiscal year period;

(v) Transferable Shares pursuant to the “tag-along” rights of the Management Stockholders under Section 3.4 in respect of any Tag-Along Sale transaction (in each case, subject to the “tag-along” rights of the other Management Stockholders under Section 3.4);

(vi) Transferable Shares to a Permitted Transferee of such Management Stockholder in compliance with Section 3.3; and

(vii) Solely with the prior written consent of the Board or the compensation committee of the Board, transfers of other DTI Securities to a Permitted Transferee of a Management Stockholder in compliance with Section 3.3.

(b) In addition, during the Restricted Period, without the prior written consent of the Company, no Management Stockholder Group may transfer any DTI Securities pursuant to the exercise of Put Rights or similar contractual rights in any fiscal year period in an aggregate amount in excess of such Management Stockholder Group’s Individual Cap (after taking into account any reduction to such Individual Cap for net share withholding to pay the minimum required tax withholding due in connection with the issuance or vesting of such DTI Securities and/or sales into the public market).

(c) Notwithstanding anything to the contrary in Section 3.2(a), if any of the MD Stockholders, the MSD Partners Stockholders or the SLP Stockholders is granted a discretionary release or waiver by the Company from the transfer restrictions applicable to such person pursuant to Section 2.14(a) of the Registration Rights Agreement prior to the earlier of (i) an IPO or (ii) the Lock-up Lapse Date, then each Management Stockholder Group shall (without duplication of any lock-up release provisions applicable to such Management Stockholder Group in the Registration Rights Agreement or any other agreement) be entitled to transfer a number of Transferable Shares equal to the product of (x) the maximum percentage of Transferable Shares held (after applying the provisions of Section 7.15(b)) by the MD Stockholders, the MSD Partners Stockholders or the SLP Stockholders, respectively, being released from Section 2.14(a) of the Registration Rights Agreement pursuant to such discretionary release or waiver multiplied by (y) the total number of Transferable Shares (including, for purpose of this Section 3.2(c), shares underlying Company Stock Options only to the extent such Company Stock Options are vested and in the money at the time of such release) held by such Management Stockholder, subject to Section 3.1 and Section 3.5.

(d) Restrictions on Transfers After Restricted Period. From and after the expiration of the Restricted Period, without the prior written consent of the Company no Management Stockholder (including, for the avoidance of doubt, any Permitted Transferees of a Management Stockholder) may transfer any DTI Securities, except transfers of DTI Securities in compliance with Section 3.1 and Section 3.5.

(e) For the purpose of determining whether the number of Transferable Shares available is greatest under Section 3.2(a)(iii)(A), Section 3.2(a)(iii)(B) or Section 3.2(a)(iii)(C), the number of DTI Securities that remain available for a Management Stockholder Group to transfer in a proposed transfer pursuant to Section 3.2(a)(iii)(A) as of a particular date shall be assumed to be equal to the quotient obtained by dividing (x) the dollar amount remaining in the fiscal year in which such sale occurs under such Management Stockholder Group’s Individual Cap by (y) the Fair Market Value of a share of Class C Common Stock; provided, that, solely for purposes of such calculation, clause (i) of the Fair Market Value definition in this Agreement instead shall mean, if there should be a public market for the Class C Common Stock on the determination date, the closing price of a share of Class C Common Stock on the immediately preceding trading day as reported on the composite tape of the principal national securities exchange on which the Class C Common Stock is listed or admitted to trading, or, if the Class C Common Stock is not listed or admitted on any national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price for the Class C Common Stock on the immediately preceding trading day as quoted on any Quotation System shall be the Fair Market Value in all events.

Section 3.3. Permitted Transfers. Each Management Stockholder may transfer (x) Transferable Shares or (y) solely with the prior written consent of the Board or the compensation committee of the Board, other DTI Securities, in each case that are held by him, her or it to a Permitted Transferee of such Management Stockholder without complying with the provisions of this Article III, other than Section 3.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement as contemplated in Section 3.1(a) and Article VI, or otherwise agreed with the Company, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all such Transferable Shares or other DTI Securities (solely if permitted), as the case may be, and all rights and obligations hereunder to such Management Stockholder or another Permitted Transferee of such Management Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Management Stockholder and (ii) in the case of a transfer of Transferable Shares or other DTI Securities (solely if permitted), as the case may be, to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 3.1(a).

Section 3.4. Tag-Along Rights.

(a) Subject to Section 3.4(g), if any Initiating Tag-Along Seller enters into one or a series of related transactions (including any merger or consolidation) involving the sale, transfer, exchange or conversion of a majority of the issued and outstanding shares of Common Stock to any Person (other than one or more Affiliates or Permitted Transferees of such Initiating Tag-Along Seller) (a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI

Securities by such Initiating Tag-Along Seller, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by such Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vi) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of Transferable Shares held by such Eligible Tag-Along Seller equal to the product of the total number of Transferable Shares held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that more than one Stockholder proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring Stockholders shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such Stockholders shall be aggregated as set forth in Section 7.15, including for purposes of calculating the applicable Tag-Along Sale Percentage. Notwithstanding anything in this Section 3.4 to the contrary, if the Initiating Tag-Along Seller is transferring Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of Transferable Shares held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s Common Stock and vested in-the-money Company Stock Options (relative to the Initiating Tag-Along Seller’s total number of such DTI Securities) that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale (with each vested in the money Company Stock Option counting as a share of Common Stock for purposes of the foregoing calculation). Notwithstanding anything herein to the contrary, for the avoidance of doubt, no DTI Securities that are subject to any vesting or similar condition may be transferred prior to such time as such DTI Securities have fully vested and become Transferable Shares; provided, that it is understood that if such DTI Securities vest in connection with such Tag-Along Sale and would become Transferable Shares, such Transferable Shares may be transferred in connection therewith in accordance with this Section 3.4.

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, Transferable Shares in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per Share (it being understood that all classes or series of Common Stock shall be at the same price per share) and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 3.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 3.4(c), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice. Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant Transferable Shares (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.4(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction); and

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller.

(c) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 3.4(b)(i) through (iv), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 3.4; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 3.4, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(d) Notwithstanding anything in this Section 3.4 to the contrary, this Section 3.4 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder and/or (ii) any transfer of shares of Class C Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise), it being understood that Management Stockholders’ participation rights in connection with transfers of Transferable Shares in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, the Sponsor Stockholders and/or one (1) outside legal counsel acting jointly for the Management Stockholders (which legal counsel shall have been approved in advance by the Sponsor Stockholders), in each case, in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.4(e) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(f) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 3.4, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.4; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(g) This Section 3.4 automatically terminates without any further action upon an IPO.

Section 3.5. Black-Out Periods.

(a) In the event of an Underwritten Shelf Take-Down (whether a Marketed Underwritten Shelf Take-Down or Non-Marketed Underwritten Shelf Take-Down) pursuant to Section 2.3 of the Registration Rights Agreement or an underwritten offering of Shares pursuant to Section 2.4 or Section 2.5 of the Registration Rights Agreement, each of the Management Stockholders agrees if requested by the Company or the managing underwriter or underwriters in such underwritten offering, not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Management Stockholder in accordance with the rules and regulations of the SEC and DTI Securities that may be issued upon exercise of any Company Stock Options or warrants or settlement of any Company Awards) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Management Stockholder in accordance with the rules and regulations of the SEC and DTI Securities that may be issued upon exercise of any Company Stock Options or warrants or settlement of any Company Awards) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during each of the following time periods: (X) in the case of an IPO, during the period beginning seven (7) days before, and ending one hundred eighty (180) days thereafter, (Y) in the case of any other underwritten offering but subject to clause (Z), during the period beginning seven (7) days before, and ending ninety (90) days thereafter and (Z) in the case of any other offering or shelf takedown, such other period as may be requested by the Company that is no less favorable to the Management Stockholders than that applicable to the Sponsor Holders, the managing underwriter or underwriters, or the Person initiating such offering or shelf take-down; provided, that the foregoing shall not prohibit a Management Stockholder from exercising its rights, if any, pursuant to the Registration Rights Agreement.

(b) If requested by the managing underwriter or underwriters of any such underwritten offering, each Management Stockholder shall execute a customary agreement reflecting its agreement set forth in this Section 3.5.

Section 3.6. Applicability to Post-Recapitalization Awards. Anything in this Article III to the contrary notwithstanding, Section 3.5 shall apply to Shares that are, or are issued upon the exercise or settlement of, Post-Recapitalization Awards and Section 3.2, Section 3.3, and Section 3.4 shall not restrict or provide any rights with respect to such Shares.

ARTICLE IV

PUT RIGHTS

Section 4.1. Certain Definitions. As used in this Article IV and elsewhere in this Agreement:

(a) “Put Date” means the date on which the Company receives a Put Notice from an Applicable Employee with respect to all or a portion of the Put Shares of such Applicable Employee and/or such Applicable Employee’s Management Stockholder Group.

(b) “Put Period” means, with respect to any Applicable Employee, the period commencing on the thirtieth (30th) day following the later of (i) the termination of employment or service of such Applicable Employee with the Company and all of its Affiliates due to a resignation by the Applicable Employee without Good Reason (other than a Retirement) and (ii) the last date following such termination of employment or service on which such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group acquires any Shares upon the exercise of Company Stock Options or similar purchase right or in settlement of a Company Award (or, if later, the last date on which any such Shares became vested Shares), and ending on the Put Termination Date.

(c) “Put Price” means, for any Put Share, the Fair Market Value of such Put Share as of the Put Date; provided, that if the event triggering the Put Right is a termination of employment or service with the Company and all of its Affiliates by an Applicable Employee (excluding any Applicable Employee who was serving solely as a Non-Sponsor Director of the Company or any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries) immediately prior to the termination of such services with the Company and its Subsidiaries (which for this purpose includes VMware and its subsidiaries)) without Good Reason (other than a Retirement or termination due to such Applicable Employee’s death or Disability) that occurs (i) with respect to any Put Share that is a Legacy Share, prior to the fourth (4th) anniversary of the later of (A) the commencement of such Applicable Employee’s employment or service with the Company and/or any of its Affiliates and (B) the Original Closing or (ii) with respect to any Put Share that is not a Legacy Share, prior to the third (3rd) anniversary of the later of (A) the commencement of such Applicable Employee’s employment or service with the Company and/or any of its Affiliates and (B) the EMC Closing Date, the Put Price shall equal 80% of the Fair Market Value of such Put Share as of the Put Date.

(d) “Put Termination Date” means, with respect to the Management Stockholder Group of any Applicable Employee, the six (6) month anniversary of the thirtieth (30th) day following the later of (i) the termination of employment or service by the Company and all of its Affiliates of such Applicable Employee with the Company and all of its Affiliates due to a resignation by the Applicable Employee without Good Reason (other than a Retirement) and (ii) the last date following such termination of employment or service on which such Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group acquires any Shares upon the exercise of Company Stock Options or similar purchase right or in settlement of a Company Award (or, if later, the last date on which any such Shares became vested Shares); provided, that notwithstanding the foregoing, in the event that at any time during the Put Period the Company is prohibited from purchasing DTI Securities under applicable securities laws, including Rule 14e-5 of the Exchange Act, the Put Termination Date shall be tolled until the Put Blackout Period is no longer applicable, and the Put Period and the Put Termination Date shall each be extended by the number of days during which the Put Termination Date was tolled; provided, further, that if the Put Termination Date is not a Business Day, the Put Termination Date shall instead be the immediately succeeding Business Day after such six (6) month anniversary date.

Section 4.2. Put Right of the Management Stockholders.

(a) Except as otherwise agreed in writing between the Company (with the Board’s prior written approval) and an Applicable Employee, if the employment or service of such Applicable Employee with the Company and all of its Affiliates shall be terminated or end due to a resignation by the Applicable Employee without Good Reason (other than a Retirement), such Applicable Employee shall have the right, but not the obligation, to deliver one (1) written notice in the form attached hereto as Annex C (a “Put Notice”) to the Company at any time during the Put Period (but in no event later than the Put Termination Date), to require the Company to purchase, and the Company shall have the obligation to purchase, the amount of vested Shares (including, as provided herein, any Share that is issued upon the exercise of a vested Company Stock Option or similar purchase right or in settlement of a vested Company Award) identified in such Put Notice and that have been both (x) collectively owned by such Applicable Employee and/or any member of such Applicable Employee’s Management Stockholder Group and (y) vested for at least six (6) months prior to the delivery of such Put Notice to the Company (such Shares elected to be sold to the Company, the “Put Shares”) upon the terms and subject to the conditions set forth in this Article IV (a “Put Right”); provided, that notwithstanding the foregoing, the Put Right shall be subject to, and the Company shall not be required to purchase any Put Shares that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.3. For the avoidance of doubt, a Share issuable upon exercise of a Company Stock Option or similar purchase right or in settlement of a Company Award shall not be considered owned by the Applicable Employee and/or any member of such Applicable Employee’s Management Group for purposes of this Section 4.2 until such Share is actually issued by the Company upon exercise of the Company Stock Option or similar award or settlement of the Company Award.

(b) Subject to Section 4.3, upon the exercise of a Put Right with respect to any Put Shares pursuant to this Section 4.2, the Company shall purchase each of the Put Shares no later than 11:59 p.m. New York City time on the thirtieth (30th) day following the Put Date with respect to such Put Right (provided, that if such day is not a Business Day, then the Put Shares shall be purchased on the immediately succeeding Business Day), for the Put Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings.

Section 4.3. Limitations on Repurchases.

(a) Repurchase Delays. If (i) the Company is prohibited from repurchasing shares of Common Stock, including any Put Shares for which a Put Right was or may be exercised, pursuant to Delaware law or other applicable law (including, for the avoidance of doubt, non-U.S. law and/or foreign exchange or currency control laws and regulations), due to a Put Blackout Period and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company and/or its Subsidiaries or (ii) the Company’s Subsidiaries are prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to effect such repurchase of Put Shares in accordance with Delaware law or other applicable law and/or the then applicable terms and conditions of any preferred stock, debt financing arrangement or other indebtedness of the Company and/or its Subsidiaries) (the foregoing clauses (i) and (ii), collectively, “Repurchase Limitations”), the Company shall repurchase, as soon as, and to the maximum extent possible, such number of Put Shares that can be purchased under, and in compliance with, the Repurchase Limitations, without violating any provisions, terms and/or conditions thereof, in each case, subject to Section 4.3(c). The Company will use its good faith efforts to cause any debt financing arrangements to permit at least $100,000,000 of repurchases of DTI Securities each fiscal year; provided, that in no event shall the Company or any of its Subsidiaries or controlled Affiliates be required to agree to any, or amend, supplement, waive or modify any, terms or conditions in a manner adverse to the Company or its Subsidiaries or controlled Affiliates. The Company shall repurchase all Put Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, this Agreement.

(b) Repurchase Caps. In addition to the Repurchase Limitations set forth in Section 4.3(a) and subject to the repurchase priority set forth in Section 4.3(c), notwithstanding anything herein to the contrary, the Company’s obligation to repurchase shares of Common Stock shall be subject to the limitations set forth in this Section 4.3(b). Repurchases of shares of Common Stock pursuant to the exercise of Put Rights or similar contractual rights of stockholders of the Company (which, for the avoidance of doubt, shall include any net share withholding to pay the minimum required tax withholding due in connection with the issuance or vesting of such Shares) are collectively subject to, and the Company is not obligated to purchase any such Shares, in any fiscal year period in excess of the lesser of (i) $300,000,000 in the aggregate and (ii) the amount available at the time of such repurchase under the restricted payment basket in section 6.08(a)(vi) of the Credit Agreement or the lowest amount pursuant to a comparable provision in any other instruments or agreements evidencing debt securities, term loan indebtedness and other debt financing arrangements of the Company and/or its Affiliates (the “Aggregate Cap”) and the remaining amount under each Management Stockholder Group’s Individual Cap (together with the Aggregate Cap, the “Repurchase Caps”); provided, that the Company (solely with the Board’s prior written consent) may waive the Aggregate Cap or any applicable Individual Cap as it may apply to the Management Stockholder Group of any Applicable Employee. The Company shall repurchase all shares of Common Stock pursuant to the exercise of Put Rights or similar contractual rights of stockholders of the Company (which, for the avoidance of doubt, shall include any net share withholding in connection with the exercise of Company Stock Options to acquire such shares) which the Company failed to purchase due to the Repurchase Caps as soon as practicable, in compliance with, and subject to the terms of, this Agreement. Notwithstanding anything to the contrary in Section 4.3, until such date as Put Shares held by a Management Stockholder are repurchased in accordance with Section 4.2, the Management Stockholder shall have all the rights and privileges as a holder of Shares with respect to such Put Shares, including but not limited to the rights set forth in Section 3.4 (Tag-Along Rights).

(c) Repurchase Priority. In the event that either the repurchase of Put Shares of more than one Person has been delayed pursuant to Section 4.3(a) and/or a Management Stockholder Group’s shares of Common Stock cannot be repurchased due to the Repurchase Caps, the Company shall repurchase any then pending Put Shares that it is permitted under this Section 4.3 to repurchase but which the Company failed to purchase due to Repurchase Limitations on a pro rata basis among all holders of such shares.

Section 4.4. Further Assurances.

(a) Upon the delivery to the Company of a Put Notice by an Applicable Employee, such Applicable Employee and each member of such Applicable Employee’s Management Stockholder Group and the Company shall take all action or actions reasonably requested of such Persons by the Company that are necessary or appropriate to complete or facilitate such purchase of such Put Shares pursuant this Article IV.

Section 4.5. Termination of Article IV. The obligation of the Company to purchase any Put Shares as set forth in this Article IV, automatically terminates without any further action upon the earliest to occur of (a) a Release Event or (b) the consummation of a Change in Control in which the Shares held by Management Stockholders are exchanged for, or converted into, equity securities of a Person, which equity securities are listed on a securities exchange or automated quotation system.

Section 4.6. Not Applicable to Post-Recapitalization Awards. This Article IV shall not apply to any Shares that are, or are issued upon the exercise or settlement of, Post-Recapitalization Awards.

Section 4.7. Reinstatement of Put Right. Notwithstanding Section 4.5 and Section 4.6, in the event that the Class C Common Stock (or any successor thereto) ceases to be registered under the Exchange Act and listed or quoted, as applicable, on at least one of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market (or any of their respective successors) or any other established U.S. securities exchange or Quotation System, then as of such date, the provisions governing Put Rights under Article IV of the First Restated Agreement automatically will be reinstated, mutatis mutandis, including without limitation, with respect to Post-Recapitalization Awards.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each Management Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 5.2. Confidentiality.

(a) Subject to Section 5.2(b), the terms of this Agreement, any information relating to any exercise of rights hereunder, and any documents, notices or other communications provided pursuant to the terms of this Agreement, including any Put Notice and/or any documents, statements, certificates, materials or information furnished, disseminated or otherwise made available in connection therewith (“Confidential Information”), shall be confidential and no Management Stockholder shall disclose to any Person not a party to this Agreement any Confidential Information, except (a) to such Management Stockholder’s advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential and (b) to a Permitted Transferee pursuant to a transfer by such

Management Stockholder in accordance with Article III. Except as set forth in the immediately preceding sentence, no Management Stockholder shall disclose or use in any manner whatsoever, in whole or in part, any Confidential Information, any information concerning the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their respective employees, directors or consultants received on a confidential basis from the Company or any other Person under or pursuant to this Agreement including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any DTI Securities; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such Management Stockholder or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such Management Stockholder from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such Management Stockholder or (B) pursuant to subpoena

(b) Nothing in this Agreement shall prohibit or impede any Applicable Employee from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. No Applicable Employee shall need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Each Applicable Employee understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Applicable Employee understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance is any Applicable Employee authorized to disclose any information covered by the Company’s attorney client privilege or attorney work product without the prior written consent of the Company’s General Counsel.

Section 5.3. Cooperation with Reorganizations.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (which for this purpose includes VMware and its subsidiaries), on the other hand, the Management Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) Further Assurances. In connection with any proposed transaction contemplated by Section 5.3(a), each Management Stockholder shall take such actions as may be required and otherwise cooperate in good faith with the Company, the MD Stockholders and the SLP Stockholders, including approving such reorganizations, mergers or other transactions and taking all actions requested by the Company or the MD Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be required in order to consummate any such proposed transaction contemplated by Section 5.3(a). Without limiting the effect of any other provision of this Agreement, each of the Management Stockholders, by entering into this Agreement, and in consideration of the obligations hereunder agreed to by the other parties hereto, hereby (i) agrees to the provisions of this Section 5.3 (including, without limitation, the provisions under which each share of Class A Common Stock held by such Management Stockholder shall be exchanged for a newly issued share of Class C Common Stock), and (ii) knowingly, voluntarily, and intentionally forever waives, surrenders, and agrees not to assert, whether directly or derivatively, in an action at law or in equity, any claim that such Management Stockholder may now or hereafter have in connection with any conversion of shares provided for in this Section 5.3 (including, without limitation, any claim that the shares held by such Management Stockholder as a result of any such exchange or conversion are not validly issued and outstanding shares); provided, however, that nothing in the foregoing clauses (i) and (ii) of this Section 5.3(b) shall preclude any action or claim by any Management Stockholder to enforce the terms of this Agreement.

ARTICLE VI

ADDITIONAL MANAGEMENT STOCKHOLDERS

Section 6.1. Additional Management Stockholders.

(a) Additional Management Stockholders may be added as parties to, be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A by such additional Management Stockholder to the Company and the acceptance thereof by the Company. No later than one (1) Business Day following such execution, the Company shall deliver to the MD Stockholders and SLP Stockholders a notice thereof, together with a copy of such Joinder Agreement.

(b) To the extent permitted by Section 7.7, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Management Stockholder as the MD Stockholders, the SLP Stockholders and such additional Management Stockholder may agree.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Entire Agreement. This Agreement (together with the Registration Rights Agreement, the Share Rollover Agreements, the RSU Rollover Agreements and any Company Award between the Company and an Applicable Employee for any Management Stockholder) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 7.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 7.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 7.4. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 7.12 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 7.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.4(e).

Section 7.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 7.6. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the SLP Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

Section 7.7. Amendment; Waiver.

(a) Except as set forth below, any amendment or modification of any provision of this Agreement shall require the prior written approval of the Company; provided, that (i) if any such amendment or modification adversely affects the MD Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the MD Stockholders in the aggregate, (ii) if any such amendment or modification adversely affects the SLP Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the SLP Stockholders in the aggregate and (iii) if the express terms of any such amendment or modification disproportionately and materially adversely affects a Management Stockholder relative to the MD Stockholders or the SLP Stockholders or any other Management Stockholder, it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected Management Stockholders in the aggregate. Notwithstanding the foregoing, (i) the foregoing proviso shall not apply, in the case of Management Stockholders, with respect to amendments or modifications that do not apply to Management Stockholders, and (ii) neither the entry into any employment, severance, change of control, consulting, option grant or award or other similar agreement between the Company or any of its Affiliates, on the one hand, and an Applicable Employee of a Management Stockholder, on the other hand, the amendment, supplement or modification thereof, nor the waiver or consent of any provision or term herein or therein with respect to any Management Stockholder, shall constitute an amendment or modification of any provision of this Agreement,

(iii) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to Article VI shall not constitute an amendment or modification hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient and (iv) the Company shall promptly amend the books and records of the Company appropriately as and to the extent necessary to reflect the removal or addition of a Management Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each Management Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(b) Any failure by the Company, the MD Stockholders or the SLP Stockholders at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company, the MD Stockholders or the SLP Stockholders of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company, the MD Stockholders or the SLP Stockholders to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company, the MD Stockholders or the SLP Stockholders preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.8. Assignment of Rights By Management Stockholders. No Management Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 7.8 shall be null and void.

Section 7.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.10. Third Party Beneficiaries. Except for Section 7.13 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 7.11. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DTI Securities), the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the holders of a majority of the DTI Securities held by all of the Management Stockholders or (ii) upon the dissolution or liquidation of the Company.

Section 7.12. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel;

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

                  Tristan M. Brown

                  Dan N. Webb

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: tbrown@stblaw.com

Email: dwebb@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dell

c/o Dell Inc.One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

Michael J. Segal

Andrew J. Nussbaum

Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdpartners.com

Email: mliguori@msdcapital.com

(c) If to any Management Stockholder, to the address, e-mail address or facsimile number appearing in the books and records of the Company or its Subsidiaries, on the signature pages hereto and/or Joinder Agreement (if applicable) of such Management Stockholder.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 7.12, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholder as provided herein.

Section 7.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 7.14. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 7.15. Aggregation; Beneficial Ownership.

(a) All Shares (including in each case Shares issuable upon exercise, delivery or vesting of Company Awards) held by an Applicable Employee or any member of such Applicable Employee’s Management Stockholder Group shall be deemed as being owned by such Management Stockholder Group.

(b) All DTI Securities held or acquired by any Sponsor Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and such Sponsor Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Without limiting the generality of the foregoing:

(i) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ Common Stock, the MSD Partners Stockholders’ Common Stock, all of their respective Affiliates’ Common Stock and all of their respective Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by the MD Stockholders and as being outstanding; and

(ii) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of Company Awards) shall be included as being owned by such Stockholder and as being outstanding.

Section 7.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 7.17. Management Stockholder Group Representative. With respect to each Management Stockholder Group, the Applicable Employee (in such capacity, the “Management Stockholder Group Representative”) for such Management Stockholder Group shall act as, and each member of such Management Stockholder Group hereby designates and appoints (and each Permitted Transferee of the Applicable Employee of such Management Stockholder Group is hereby deemed to have so designated and appointed) such Management Stockholder Group Representative, as the sole representative of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, with sole power and authority to exercise all rights of the members of such Management Stockholder Group hereunder and thereunder and to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any member of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, including delivering any notice or granting any waiver or consent hereunder or thereunder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by such Management Stockholder Group Representative on behalf of any member of such Management Stockholder Group and are and will be entitled and authorized to give notices only to such Management Stockholder Group Representative for any notice contemplated by this Agreement or the Registration Rights Agreement, as applicable, to be given to any member of such Management Stockholder Group. Each member of a Management Stockholder Group hereby acknowledges and agrees that the rights of the members of such Management Stockholder Group under this Agreement and the Registration Rights Agreement, as applicable, shall be exercised only by the Management Stockholder Group Representative with respect to such Management Stockholder Group on behalf of such members and no such members shall be separately entitled to exercise any such rights or to take any action required, authorized or contemplated by this Agreement or the Registration Rights Agreement, as applicable, by any member of such Management Stockholder Group. Each member of a Management Stockholder Group further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such member. In the event of the death or Disability of the Applicable Employee for such Management Stockholder Group, a successor Management Stockholder Group Representative may be chosen by holders of a majority of the DTI Securities beneficially owned by the members of such Management Stockholder Group; provided, that notice thereof is given by such new Management Stockholder Group Representative to the Company, the MD Stockholders and the SLP Stockholders. Without limiting the generality of the foregoing, with respect to each Management Stockholder Group, each member of such Management Stockholder Group hereby irrevocably makes, constitutes and appoints (and each Permitted Transferee of the Applicable Employee of such Management Stockholder Group is hereby deemed to have so made, constituted and appointed) the Applicable Employee of such Management Stockholder Group (and each successor to such Management Stockholder Group Representative) the true and lawful attorney-in-fact of such member (or such Permitted Transferee), with full power and authority, for, on behalf of and in the name of such member (or such Permitted Transferee) to execute and deliver on behalf of such member (or such Permitted Transferee) any and all instruments, agreements, notices, consents and other documents that are necessary or advisable to exercise the rights and perform the acts contemplated by this Section 7.17.

Section 7.18. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 7.19. Effectiveness. This Agreement shall become effective on December 25, 2018 upon execution of this Agreement by the Company, the MD Stockholders and the SLP Stockholders. In the event this Agreement does not become effective, shall be void ab initio and the First Restated Agreement shall continue in full force and effect without amendment or restatement.

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IN WITNESS WHEREOF, each of the undersigned has executed this Management Stockholders Agreement or caused this Second Amended and Restated Management Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President and Assistant Secretary

MD STOCKHOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL

MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:	/s/ Marc R. Lisker
Name: Marc R. Lisker
Title: President, Hexagon Trust Company

SLP STOCKHOLDERS:

SILVER LAKE PARTNERS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Managing Director

SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By: Silver Lake Technology Associates III, L.P., its general partner

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner

By: SLTA IV (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Managing Director

SLP DENALI CO-INVEST, L.P.

By: SLP Denali Co-Invest GP, L.L.C., its general partner

By: Silver Lake Technology Associates III, L.P., its managing member

By: SLTA III (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Managing Director

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Management Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Management Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Management Stockholders Agreement, the undersigned hereby adopts and approves the Management Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party as a Management Stockholder to, and to be bound by and comply with the provisions of, the Management Stockholders Agreement applicable to a Management Stockholder in the same manner as if the undersigned were an original signatory to the Management Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Management Stockholders Agreement, it is a Permitted Transferee of [•] and will be the lawful record owner of [•] shares of Class C Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Management Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Management Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 7.2 through Section 7.4 of the Management Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

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[1]	[To be included for transfers of Transferable Shares to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the day of            ,        .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED as of the day of , .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Management Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the thereof, I,             , the spouse of             , who is a party to the Management Stockholders Agreement, do hereby join with my spouse in executing the foregoing Management Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and DTI Securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Management Stockholders Agreement.

Dated as of ,
(Signature of Spouse)

(Print Name of Spouse)

Annex C

FORM OF

PUT NOTICE

TO

DELL TECHNOLOGIES INC.

Pursuant to Section 4.2 of the Second Amended and Restated Management Stockholders Agreement, dated as of December 25, 2018, by and among Dell Technologies Inc. (the “Company”), the Sponsor Stockholders party thereto, the Management Stockholders party thereto, the undersigned and the other signatories thereto (as the same may be amended, restated, supplemented or modified from time to time, the “Agreement”), the undersigned (the “Applicable Employee”) hereby delivers to the Company this Put Notice on behalf of itself and all members of such Applicable Employee’s Management Stockholder Group. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

This Put Notice is being delivered by the Applicable Employee to the Company on or prior to the expiration of the Put Termination Date. The Applicable Employee requests the Company purchase the number of Put Shares identified on Schedule I attached hereto (the “Requested Put Shares”), in each case, for a price per share equal to the Put Price. The Applicable Employee represents and warrants to the Company that the Applicable Employee has full power and authority to execute and deliver this Put Notice on behalf of the Applicable Employee and all members of the Applicable Employee’s Management Stockholder Group and that the Requested Put Shares have been held by the Applicable Employee and/or a member of the Applicable Employee’s Management Stockholder Group for at least six (6) months prior to the delivery of this Put Notice to the Company.

The Applicable Employee hereby expressly acknowledges and agrees that (A) the Put Right shall be subject to, and the Company shall not be required to purchase any Requested Put Shares that would breach, violate or be inconsistent with, the terms, conditions and limitations set forth in Section 4.3 of the Agreement.

The Applicable Employee covenants and agrees to transfer to the Company all stock certificates representing such Requested Put Shares, if such Requested Put Shares are certificated (or if one or more of such stock certificates have been lost, stolen or destroyed, such other evidence requested by the Board with respect to lost, damaged or destroyed stock certificates), to the Company, free and clear of all Encumbrances, and covenants and agrees to deliver to the Company all such releases, letters of transmittal and/or instruments of transfer properly completed and duly executed, as shall be requested by the Company.

The Company is requested to wire any cash amounts paid in satisfaction of the Put Price to the account of the Applicable Employee included in the instructions on Schedule I attached hereto (the “Wire Transfer Instructions”). By signing this Put Notice the Applicable Employee agrees that payment of any amounts to the account designated in this Put Notice and the Wire Transfer Instructions shall constitute payment to and, upon delivery to such account, payment received by the Management Stockholder Group. The Applicable Employee, on behalf of the Management Group, hereby waives and releases any and all claims relating to the payment to the account designated in this Put Notice and the Wire Transfer Instructions, that the undersigned may have against any party relying on this Put Notice and the Wire Transfer Instructions, including, without limitation, the failure of the Management Stockholder Group to receive amounts due and owing to the undersigned which were transmitted according to this Put Notice and the Wire Transfer Instructions, and agrees to indemnify and hold the relying party harmless therefrom.

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Dated the day of , 20 .

As attorney-in-fact and Management Stockholder Group Representative for the Management Stockholder Group of the following named Applicable Employee:

(print name of Applicable Employee)

By:
(signature)

(print name legibly)

Schedule I

DESCRIPTION OF REQUESTED PUT SHARES

Name(s) and Address(es) of Registered Owner(s)
(Please Note Address Changes)	Certificate Number	No. of Shares

Total No. of Shares

WIRE TRANSFER INSTRUCTIONS

Please insert your wire transfer instructions in the space provided below:

Bank Name:
Bank Telephone Number:
Account Name:
Account Number:
Routing Number: